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                                                                   EXHIBIT 10.21
LEASE

DATE:  9th July 1999

PARTIES:

(1) MERIT INVESTMENTS & PROPERTIES LIMITED of 58 Moneymore Road, Magherafelt ("Landlord") and

(2) APION LIMITED of Interpoint Building, 20/24 York Street, Belfast, BT15 1AQ ("Tenant")

1.   DEFINITIONS
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     In this Lease:

     1.1 "Property" means the whole of Charles House, 103/111 Donegall Street, Belfast shown for the purposes of identification only edged red on the Plan including:

          1.1.1 any building or other structure that is now on the Property or that is erected by way of replacement there during [illegible] ("Building")

          1.1.2  the fences and walls that surround the Property

          1.1.3  the Plant and fittings installed there by the Landlord

          1.1.4  all Conducting Media on the Property that serve [illegible]

          1.1.5  all additions and improvements and

          1.1.6 all fixtures (whether or not fixed at the beginning of the term except any installed by the Tenant that can be removed without defacing the Property

     1.2 "Term" means (subject to clause 17) the period of 15 years (fifteen years) beginning on the date of this Lease and ending on 7th July 2014 subject to the right of the Tenant to earlier termination provided in clause 17.

     1.3 "Inherent or Latent Defect" means any defect shown to be reasonably and directly attributable to the preparation of the site upon which the Building is constructed or its design, supervision or construction or the workmanship or materials used therein.

     1.4 "Initial Rent" means in respect of the following periods the following sums (each exclusive of VAT):

          (a) from the Rent Commencement Date until the day before the first anniversary of that date the sum of (Pounds)133,260 (One hundred and thirty-three thousand, two hundred and sixty pounds) per year;
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          (b) for the period from the first anniversary of the Rent Commencement
Date until the day before the second anniversary of that date the sum of (Pounds)133,260 (One hundred and thirty-three thousand, two hundred and sixty pounds) per year;

          (c) for each of the subsequent three years of the Term and until the first Review Date the sum of (Pounds)188,785 (One hundred and eighty eight thousand, seven hundred and eighty five pounds) per year.

     1.5  "Rent Commencement Date" means the date of this Lease.

     1.6  "Insurance Commencement Date" means the date of this Lease.

     1.7 "Review Dates" means 7th July in the years 2004, 2009 and 2014 and every fifth anniversary of such date.

     1.8  "Exterior Decorating Years" means each fifth year of the Term.

     1.9  "Interior Decorating Years" means each fifth year of the Term.

     1.10 "Permitted Use" means use of the Property as offices, workshops and training rooms and any uses within Class 2 or Class 3 of the Schedule of the Planning (Use Classes) (NI) Order 1989 ("the Use Classes Order").

     1.11 Other definitions and interpretation provisions are set out in clause 16.

2.   LETTING
     -------

     The Landlord lets the Property to the Tenant for the Term

3.   RENT
     ----

     The Tenant COVENANTS with the Landlord to pay the Rent without any deduction or set-off by equal quarterly payments in advance on the usual quarter days (viz 1st February, 1st May, 1st August and 1st November) and:

     3.1 the first payment is for the period beginning on the Rent Commencement Date and ending on the day before the next quarter day

     3.2 the first payment is due on the date of this Lease or on the Rent Commencement Date whichever is the later

     3.3 Rent for a period of less than a year is to be apportioned on a daily basis

     3.4 if required in writing by the Landlord the Tenant must make these payments by banker's order or direct transfer to any bank and account in the United Kingdom that the Landlord may nominate

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4.   RENT REVIEW
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     4.1  Definitions

          In this Lease:

          4.1.1 "Review Date" means any of the Review Dates and "relevant Review Date" means the Review Date on which the Review Period in question begins

          4.1.2 "Review Period" means either the period beginning on a Review Date and ending on the day before the next Review Date or the period beginning on the last Review Date and ending on the expiry of the Term

          4.1.3 "Assumptions" are the following assumptions at the relevant Review Date:

          4.1.3.1 that no work has been carried out on the Property by the Tenant anyone deriving title under the Tenant or their predecessors in title during the Term which has diminished the rental value of the Property

               4.1.3.2 that if the Property has been destroyed or damaged it has been fully restored

               4.1.3.3 that the covenants contained in this Lease on the part of the Landlord and the Tenant have been complied with

               4.1.3.4 that the Property is available to let by a willing landlord to a willing tenant by one lease without a premium from either party and with vacant possession

               4.1.3.5 that the lease by which the Property will be let ("hypothetical lease") contains the same terms as this Lease except the amount of the Initial Rent and any rent-free period allowed to the Tenant

               4.1.3.6 that the duration of the hypothetical lease is fifteen years beginning on the relevant Review Date and that the rent is payable from then but that the hypothetical lease has the same provisions for early termination as those set out in this Lease.

               4.1.3.7 that the hypothetical lease contains the provisions for rent review included in this Lease and provides for the rent to be reviewed at the same intervals as those in this Lease

               4.1.3.8 that the hypothetical lease provides that the Tenant must decorate the Property at the same intervals as those in this Lease

               4.1.3.9 that VAT at the rate then prevailing will be payable on the rent reserved by the hypothetical lease if (and only if) VAT is payable at the relevant Review Date on the Rent payable under this Lease (but this Assumption will apply only if at the relevant Review Date whether or not VAT is payable on rent depends upon an act or omission of the Landlord)

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               4.1.3.10  that the Property has previously been fitted out and equipped by and at the expense of the incoming tenant (or its undertenants) so that it is capable of being used by the incoming tenant (or its undertenants) from the beginning of the hypothetical lease for all purposes required by the incoming tenant or undertenants that would be permitted under this Lease (but on the basis that the fitting-out and equipping that have in fact been carried out by the Tenant are disregarded under clause 4.1.4.3)

               4.1.3.11 that the incoming tenant proposes either to occupy the whole of the Property or that undertenants are available for any parts that the tenant does not intend to occupy who are willing and able to enter into underleases on terms acceptable to the tenant and at the open market rent and that the underleases will begin on the relevant Review Date and the open market rent will be payable from that date

               4.1.4 "Disregards" are the following matters at the relevant Review Date that must be disregarded:

               4.1.4.1 any effect on rent of the fact that the Tenant or anyone deriving title under the Tenant or their predecessors in title have been in occupation of the Property

               4.1.4.2 any goodwill attached to the Property by the carrying on at the Property of the business of the Tenant or anyone deriving title under the Tenant or by the predecessors in that business

               4.1.4.3 any increase in rental value of the Property attributable at the relevant Review Date to any improvement to the Property carried out:

                    4.1.4.3.1 during the Term or during the period immediately before the beginning of the Term

                    4.1.4.3.2 by the Tenant anyone deriving title under the Tenant or their predecessors in title with the consent of the Landlord (where required) or carried out by the Landlord at the expense of the Tenant or

                    4.1.4.3.3 not in pursuance of an obligation to the Landlord and in disregarding this no allowance will be made for loss of use during any notional period while the improvement is being carried out

     4.2  Review

          4.2.1  For each Review Period the Rent will be the greater of:

               4.2.1.1 the Rent payable immediately before the relevant Review Date or if payment of Rent has been suspended the Rent which would have been payable had there been no suspension

               4.2.1.2 the revised rent ascertained in accordance with this clause

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          4.2.2  The revised rent will be the rent at which the Property might reasonably be expected to be let in the open market at the relevant Review Date making the Assumptions and disregarding the Disregards

          4.2.3 The revised rent for any Review Period may be agreed in writing at any time between the parties or in the absence of agreement will be determined (but not earlier than the relevant Review Date) by an arbitrator

          4.2.4 The arbitral proceedings shall be conducted in accordance with the Arbitration Act 1996 and the Landlord and Tenant hereby agree that -

               4.2.4.1  the proceedings shall be held in Northern Ireland;

               4.2.4.2 the language to be used in the proceedings shall be English and English translations of any relevant documents not originally written in English shall be provided;

               4.2.4.3 the award of the tribunal shall be in writing signed by the arbitrator and shall contain the reasons for the award;

               4.2.4.4 the parties shall be notified of the award of the tribunal by a copy of the award being sent to each of them on the same day by recorded delivery service post or communicated by such other means as the parties shall agree in writing and shall be deemed to have been received 24 hours after the time of posting or such other means of communication; and

               4.2.4.5 the date of the award of the tribunal shall be the date on which the parties are deemed to have received a copy of the award.

          4.2.5 The arbitrator will be appointed by agreement between the parties or (in the absence of agreement) nominated by the then Chairman of the Northern Ireland branch of the Royal Institution of Chartered Surveyors (or his nominee) ("Chairman") on the application of either party may not earlier than six months before the relevant Review Date

          4.2.6 If the arbitrator declines to act becomes incapable of acting or dies either party may apply to the Chairman to make another nomination

          4.2.7 The Tenant must allow the arbitrator access to the Property to do anything which the arbitrator considers necessary to carry out his function

          4.2.8 If one party pays all the arbitrator's fees and disbursements it may recover any part of them which the arbitrator awards against the other party in the case of the Landlord as rent in arrears and in the case of the Tenant by deduction from rent

          4.2.9 When the revised rent has been determined in accordance with this clause memoranda will be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties will bear their own costs of doing this

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     4.3  Arrangements pending revised rent

          4.3.1 If the revised rent payable during any Review Period has not been ascertained by the relevant Review Date the then current Rent will continue to be payable on account of the Rent for that Review Period

          4.3.2 If the revised rent is ascertained on or before the relevant Review Date and that date is not a quarter day the Tenant must on that Review Date pay to the Landlord the difference between the Rent due for that quarter and the Rent already paid for it

          4.3.3 If the revised rent payable during any Review Period has not been ascertained by the relevant Review Date then on the date upon which it is agreed or upon which the arbitrator's award is received by either party the Tenant must pay to the Landlord:

          4.3.3.1 any shortfall between the Rent which would have been paid if the revised rent had been ascertained by the relevant Review Date and the payments made on account and

          4.3.3.2 interest at the base lending rate on the shortfall between the amount that would have been paid if the revised rent had been ascertained by the relevant Review Date and the payments made on account for the period beginning on the day upon which each instalment was due and ending on the date on which payment of the shortfall is made

     4.4  Rent increase prevented

          4.4.1 If at any Review Date the review of the rent or the recovery of any increase is prohibited or limited by statute the Landlord may within six months of the removal of that restriction (time being of the essence) give to the Tenant notice invoking this clause

          4.4.2 On the service of a notice under this clause the date upon which the notice is served will be treated as a Review Date but this will not vary any subsequent Review Date

          4.4.3 Any increase in rent resulting from such a review may be recovered from the date upon which the notice is served or (if later) the earliest date permitted by law

5.   REPAIR CLEANING AND DECORATION
     ------------------------------

     The Tenant COVENANTS with the Landlord:

     5.1 to repair the Property and keep it in repair but the Tenant need not do so where the disrepair is due to an Inherent or Latent Defect or is caused by a risk against which the Landlord has covenanted in this Lease to insure or by any additional risk against which the Landlord has insured except where the insurance money is irrecoverable through an act or omission of the Tenant or any person deriving title under the Tenant

     5.2 To ensure and procure that all repairs and maintenance to the Property that are required are:

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          5.2.1  conducted in a good and workmanlike manner;

          5.2.2 in accordance with good building practice and using materials of a good and serviceable quality and fit for their respective purposes;

          5.2.3 (where they relate to the exterior and/or structure of the Property) conducted only after discussion with the Landlord and the Landlord's approval thereto (which shall not be unreasonably withheld or delayed); AND

          5.2.4 after the Tenant has first given the Landlord the opportunity of tendering for the work in question.

     5.3  to:

          5.3.1 replace any of the fixtures or Plant that become beyond repair during the Term;

          5.3.2 procure and ensure that all aspects of Plant are regularly serviced and/or maintained and/or repaired at all times in accordance with the manufacturer's or installer's guidelines or recommendations therefor.

     5.4  to clean the Property and keep it clean and tidy

     5.5 to clean both sides of the windows and window frames in the Property at least once a month

     5.6 to keep any part of the Property not built upon adequately surfaced and in good condition, fair wear and tear excepted.

     5.7 to keep all landscaped areas within the Property free from weeds and properly cultivated

     5.8  not to cause any area abutting the Property to be untidy

     5.9 in each of the Exterior Decorating Years and in the last year of the Term to redecorate the exterior of the Building removing any graffitti or other defacement and repairing as necessary all other external surfaces and in each of the Interior Decorating Years and in the last year of the Term to redecorate the interior of the Building in both instances in a good and workmanlike way and with appropriate materials of good quality to the reasonable satisfaction of the Landlord

     5.10 to obtain the Landlord's approval (such approval not to be unreasonably withheld) of any change in the colours on each redecoration of both the exterior and interior of the Building

     5.11 where the use of Conducting Media boundary structures or other things is common to the Property and other premises to be responsible for and to indemnify the Landlord against all sums due from and to undertake all work that is the responsibility of the owner lessee or occupier of the Property in relation to those things

6.   ALTERATIONS
     -----------

     The Tenant COVENANTS with the Landlord:

     6.1 not to erect any new building or structure on the Property or unite the Property with any adjoining property

     6.2 not to make any addition or alteration to the exterior of the Building or to any load-bearing part of the Building or its roof or foundations

     6.3 not to make any addition or alteration to the Property that is not prohibited by the absolute prohibitions set out in the preceding clauses unless:

          6.3.1 the consent of the Landlord has been obtained such consent not to be unreasonably withheld but in considering an application for consent the Landlord may take into account the effect that the addition or alteration may have on Adjoining Premises

          6.3.2 all necessary consents from any competent authority have been obtained

          6.3.3 the Landlord has been supplied with drawings and where appropriate a specification in duplicate prepared by an architect or member of some other appropriate profession who must supervise the work to completion

          6.3.4 the proper fees of the Landlord any superior landlord or mortgagee and their respective professional advisers have been paid in relation to the application for consent

          6.3.5 such covenants as the Landlord may reasonably require about the carrying out of the additions and alterations have been entered into with the Landlord

          6.3.6 in the case of substantial work and where the Landlord requires adequate security has been provided in the form of a deposit of money or a bond as assurance to the Landlord that any work permitted by the Landlord is completed

     6.4 before installing any internal demountable partitions at the Property to obtain the approval of the Landlord to the use of that type of partitioning and the subsequent installation repositioning or removal of internal demountable partitions of a style previously approved by the Landlord will not be a breach of clause 6.3

     6.5 at the expiry of the Term and if requested by the Landlord to remove any demountable partitions and any addition or alteration made to the Property and to make good any part of the Property damaged by the removal

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     6.6  not to make any alteration or addition to the electrical installation at the Property except in accordance with standards prescribed by the Institution of Electrical Engineers and the supply authority or to connect any apparatus to the installation that might endanger or overload it

     6.7 not to connect with any Conducting Media which serve the Property unless it has obtained the approval of the relevant authority and the Landlord (the Landlord's approval not to be unreasonably withheld)

     6.8 not to commit any waste at the Property unless it is permitted by virtue of a consent under clauses 6.3 and 6.4

7.   USE
     ---

     The Tenant COVENANTS with the Landlord:

     7.1 not to use the Property except for the Permitted Use and (for example) not to use the Property or any part of it as residential accommodation or to keep any animal on it

     7.2 not to do any act or allow to remain upon the Property any substance or article which might constitute a nuisance or which may cause inconvenience disturbance injury or annoyance to the Landlord or the occupiers of the Adjoining Premises or any nearby premises or cause damage to the Property the Adjoining Premises or other nearby premises

     7.3 not to use the Property for any dangerous noisy or offensive occupation or for any illegal or immoral purpose

     7.4 to use any part of the Property not built upon only for car parking or for the purposes specified on the Plan and not to keep there any materials equipment plant bins crates boxes or any skip or other receptacle for refuse or any caravan or temporary building

     7.5 not to discharge into any Conducting Media within or that serve the Property any substance that may obstruct them or cause damage or danger or any noxious poisonous or radioactive matter or anything likely to pollute or contaminate

     7.6  not to overload the Building

     7.7 not to leave the Property continuously unoccupied for more than a month without notifying the Landlord and providing such security arrangements as the Landlord, the Compensation Agency and the insurers, or any other competent body may require

     7.8 not to play or use at the Property any instrument apparatus or equipment that produces sound audible outside it

     7.9 to ensure that there is no release from the Property into any environmental medium of any substance that is capable of causing harm to the health of man or other living organisms or to land surface or ground water or ecology systems

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     7.10  not to carry out on the Property any activity or keep on the Property any substance or article for which any authorisation licence permit consent or other approval is needed from a government department or local regulatory public or other authority ("Official Approval") without having:

          7.10.1  obtained the Landlord's consent

          7.10.2 produced to the Landlord a copy of every application for Official Approval

          7.10.3  obtained the Official Approval and

          7.10.4  produced to the Landlord a copy of the Official Approval

     7.11 to comply with every Official Approval including any conditions to which it is subject

8.   PLANNING
     --------

     The Tenant COVENANTS with the Landlord:

     8.1 not to commit any breach of planning control and to comply with the Planning Acts in relation to the Property

     8.2 not to make an application for planning permission in relation to the Property or to serve any notices in respect of an application without the approval of the Landlord such approval not to be unreasonably withheld

     8.3 having obtained the Landlord's approval under the preceding clause to apply for all planning permissions and to serve all notices required for carrying out any operation or change of use on the Property which may constitute development (as defined in the Planning Acts) and to pay all fees and any other sums due in relation to every application

     8.4 even if the Landlord has given its approval and granted whatever other consents are needed under this Lease not to carry out any operation or change of use on the Property until:

          8.4.1 all necessary notices under the Planning Acts have been served and copies produced to the Landlord

          8.4.2 all necessary permissions under the Planning Acts have been obtained and produced to the Landlord

          8.4.3 the Landlord has acknowledged that every necessary planning permission is acceptable to it (such acknowledgement not to be unreasonably withheld) although the Landlord may refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would be (or would be likely to be) prejudicial to the Landlord's interest in the Property or the interest of

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the Landlord or (where appropriate) a company within the Landlord's Group in
Adjoining Premises whether during or after the expiry of the Term

     8.5 unless the Landlord otherwise directs to complete before the expiry of the Term:

          8.5.1 any works specified as having to be carried out by a date after the expiry of the Term in a planning permission or in an agreement with the planning or any other authority entered into as a condition to obtaining planning permission

          8.5.2  any development begun on the Property

     8.6 in any case where a planning permission is granted subject to conditions and if the Landlord reasonably requires to provide security for the compliance with those conditions and not to implement the planning permission until security has been provided

9.   ALIENATION
     ----------

     The Tenant COVENANTS with the Landlord:

     9.1 except to the extent permitted under the subsequent provisions of this clause not to:

          9.1.1  part with possession of the Property or any part of it

          9.1.2  permit another to occupy the Property or any part of it

          9.1.3  share the occupation of the Property or any part of it or

          9.1.4  hold the Property or any part of it on trust for another but the Tenant may allow a company that is a member of the same group as the Tenant (within the meaning of the 1996 Order Article 31) to occupy the whole or part of the Property for so long as both companies remain members of the same group and otherwise than in a manner that transfers or creates a legal estate

     9.2  not to:

          9.2.1  assign or charge part only of the Property;

          9.2.2  underlet part only of the Property unless:

               (a) where the part underlet consists of the ground floor the whole floor of the ground floor is underlet; and

               (b) where the underletting is of a floor or floors other than the ground floor, such underletting is of not less than 50% of the area of each such floor with not more than two underlettings per floor; and

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               (c)  the Tenant has complied with the appropriate provisions of clauses 9.4 to 9.7

     9.3 not to assign underlet or charge the whole of the Property without the consent of the Landlord such consent not to be unreasonably withheld where the Tenant has complied with the appropriate provisions of clauses 9.4 to 9.7

     9.4 to procure that any assignee enters into covenants with the Landlord to observe all the Tenant's covenants and all the other provisions of this Lease during the residue of the Term

     9.5 on an assignment to a limited company and if the Landlord requires to procure that at least two directors of the company or some other person or persons acceptable to the Landlord (such acceptance not to be unreasonably withheld) enter into covenants with the Landlord guaranteeing the performance of the assignee in the form of clauses 18.1 and 18.2 or in such other form as the Landlord reasonably requires

     9.6  in relation to every underlease to ensure that:

          9.6.1 it is granted without a fine or premium at a rent no lower than the then open market rent approved by the Landlord (such approval not to be unreasonably withheld)

          9.6.2 the rent is payable in advance on the same days as rent is payable under this Lease

          9.6.3 it contains provisions approved by the Landlord (such approval not to be unreasonably withheld):

               9.6.3.1 for the upwards-only review of the rent on the basis set out in clause 4 or in such other form as the Landlord reasonably requires or approves

               9.6.3.2 for the rent to be reviewed either on the Review Dates or on such other dates approved by the Landlord by which the rent is reviewed no less frequently

               9.6.3.3 prohibiting the undertenant from doing or allowing any act or thing in relation to the Property inconsistent with or in breach of the provisions of this Lease

               9.6.3.4 for re-entry by the underlandlord on breach of any covenant by the undertenant

               9.6.3.5 imposing an absolute prohibition against all dealings with the Property other than an assignment or charge of the whole

               9.6.3.6 prohibiting any assignment or charge of the whole of the Property without the consent of the Landlord under this Lease

               9.6.3.7 prohibiting the undertenant from parting with possession or permitting another to share or occupy or hold on trust for another the Property or any part of it

               9.6.3.8 imposing in relation to any permitted assignment the same obligations for registration with the Landlord as are in this Lease in relation to dispositions by the Tenant

     9.7  in relation to any permitted underlease:

          9.7.1 to enforce the performance by every undertenant of the provisions of the underlease and not at any time to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld or delayed) to vary the terms of any underlease

          9.7.2 not to agree any reviewed rent with the undertenant without the approval of the Landlord such approval not to be unreasonably withheld or delayed

          9.7.3 not to agree with any appointment of a person as the third party determining the revised rent without the approval of the Landlord such approval not to be unreasonably withheld or delayed

          9.7.4 to incorporate as part of its representations to that third party representations required by the Landlord acting reasonably

          9.7.5 to give the Landlord details of every rent review within twenty-eight days of its outcome

     9.8 within twenty-one days of any assignment charge underlease or any transmission or other devolution relating to the Property to produce for registration with the Landlord's solicitor a certified copy of any relevant document and to pay the Landlord's solicitor's reasonable charges for registration

10.  TENANT'S OTHER COVENANTS
     ------------------------

     The Tenant COVENANTS with the Landlord:

     10.1  Outgoings

          10.1.1  to pay and to indemnify the Landlord against:

               10.1.1.1 all rates taxes assessments impositions duties levies charges and outgoings of any type which now or during the Term are charged assessed or imposed on the Property or on its owner lessor lessee or occupier but excluding any tax imposed on the Landlord in respect of the receipt of Rent or any other payment made by the Tenant under this Lease or on any disposition or dealing with or the ownership of the reversion of this Lease ("outgoings")

               10.1.1.2 the proportion properly attributable to the Property (to be determined in the absence of agreement between the parties by the Landlord's surveyor) of all Outgoings which now or during the Term are charged assessed or imposed on the Property and other premises or on the owner lessor lessee or occupier of the Property and other premises

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     10.2 Supplies

          10.2.1 where a separate supply is provided to the Property to pay the supplier and to indemnify the Landlord against all charges for water electricity telephone and other supplies consumed on the Property and to pay all equipment rents

          10.2.2 where supply charges are made in relation to the Property and other premises (or upon the owner or occupier of the Property and other premises) to pay the suppliers and to indemnify the Landlord against the proportion of the charges properly attributable to the Property (or the owner or occupier of the Property) to be determined in the absence of agreement by the Landlord's surveyor

     10.3 VAT

          10.3.1 to pay and indemnify the Landlord against any VAT that may be chargeable on the Rent or any other payment made by the Tenant under this Lease in addition to the Rent or other payment (VAT being recoverable as if it were rent where it is charged on Rent or on a payment that is either reserved as additional rent or that this Lease provides is recoverable as if it were rent)

          10.3.2 whenever the Tenant has agreed in this Lease to reimburse the Landlord for a payment made by the Landlord to reimburse the Landlord in addition for any VAT paid by the Landlord on that payment unless the VAT is recovered by the Landlord

     10.4 Access of Landlord and notice to repair

          10.4.1 to permit the Landlord and all persons authorized by the Landlord at reasonable times and on reasonable notice (except in an emergency) to enter the Property

               10.4.1.1 to establish if the provisions of this Lease have been observed

               10.4.1.2 to carry out any work to Adjoining Premises that cannot reasonably be carried out without access to the Property

               10.4.1.3  to take schedules and inventories

               10.4.1.4 to exercise any right granted or reserved to the Landlord by this Lease

               10.4.1.5 for any purpose connected with the insurance of the Property the review of the Rent or the renewal of this Lease

               10.4.1.6 to view (and to open up floors and other parts of the Property where that is reasonable) the condition of the Property and any work being carried out at the Property and specifically (but without prejudice to the foregoing generality) to allow the Landlord's agent access to the Property at lease once in every three month period throughout the Term for this purpose

               10.4.1.7  to give the Tenant (or leave on the Property) a notice:

                    10.4.1.7.1  specifying any breach of covenant by the Tenant

                    10.4.1.7.2 specifying any work carried out in breach of the provisions of this Lease or

                    10.4.1.7.3 requiring the Tenant immediately to remedy the breach and to reinstate the Property including the making good of any opening-up but any opening-up must be made good by or at the cost of the Landlord where it reveals no breaches by the Tenant of the provisions of this Lease

          10.4.2 where the Tenant has been in breach of the covenants contained in this Lease to immediately to repair clean and decorate the Property or to carry out other work as required by the notice referred to in the sub-clause immediately above

          10.4.3 to allow the Landlord and all persons authorized by the Landlord to enter the Property to carry out the work that is needed to comply with the notice and to pay to the Landlord the cost of doing so within fourteen days of a written demand if:

               10.4.3.1 within thirty days of service of the notice the Tenant has not both begun and then continued the work referred to in the notice or

               10.4.3.2 the Tenant fails to complete the work within sixty days of service of the notice or

               10.4.3.3 in the Landlord's reasonable opinion the Tenant is unlikely to complete the work within sixty days of the service of the notice

     10.5  Aerials signs and advertisements

          10.5.1 not to erect any pole mast dish or wire on the Property without the Landlord's consent, such consent not to be unreasonably withheld or delayed

          10.5.2 if requested by the Landlord to display a sign showing the Tenant's trading name of a size and kind approved by the Landlord (such approval not to be unreasonably withheld) at a point specified in writing by the Landlord

          10.5.3 not to display any other sign which is visible from outside the Property without first obtaining Landlord's consent, such consent not to be unreasonably withheld or delayed

     10.6  Statutes notices and orders

          10.6.1 to comply with every statute and any notice or order from a government department or local public or other authority or court that relates to the Property activities carried out on the Property or any substance or article on the Property and whether applicable to the Tenant or the owner lessor lessee or occupier of the Property

          10.6.2 to produce immediately to the Landlord a copy of any notice or order that is served on the Property or the Tenant and that relates to the matters referred to in the preceding clause

          10.6.3 at the request of the Landlord to make or join with the Landlord in making any reasonable representations that the Landlord considers appropriate or otherwise contesting any proposal of a government department or local regulatory or other authority that relates to or includes the Property

     10.7 Equipment

          10.7.1 not to install or use on the Property any equipment which causes noise or vibration detectable outside or damage to the Property

          10.7.2 to keep all equipment on the Property properly maintained to renew all parts when recommended or necessary and to ensure that the equipment is properly operated

     10.8 Defective Premises

          10.8.1 to give notice immediately to the Landlord of any defect in the Property which might give rise to a liability or duty on the Landlord

          10.8.2 to display all notices which the Landlord may reasonably require

     10.9 Encroachments

          10.9.1  not to stop up darken or obstruct any windows in the Building

          10.9.2 to take all reasonable steps to prevent any encroachment or easement being made or acquired over the Property and to give notice to the Landlord immediately if any is attempted

     10.10 Evidence of compliance

          if required to produce to the Landlord such evidence as the Landlord may reasonably require to satisfy itself that the provisions of this Lease have been complied with

     10.11  Indemnity

          to be responsible for and to keep the Landlord indemnified against all Losses resulting directly or indirectly from any breach by the Tenant of the provisions of this Lease

     10.12  Keyholders
          to ensure that at all times both the Landlord and the local police are aware of the name home address and home telephone number of at least two keyholders of the Property

     10.13  Interest

          10.13.1 to pay interest at a yearly rate of 3% above the base lending rate from time to time on any Rent or other sum payable under this Lease that is not paid on its due date

          10.13.2 to pay this interest from the due date to the date of payment (both before and after any judgment) calculated on a daily basis (the interest to be compounded with rests on the usual quarter days) but nothing in this clause entitles the Tenant to withhold or delay any payment or affects the rights of the Landlord in relation to non-payment

     10.14  Landlord's costs

          10.14.1 to pay to the Landlord on an indemnity basis all reasonable fees charges costs and other expenses properly incurred by the Landlord in relation to:

                    10.14.1.1 every application made by the Tenant for consent whether it is granted refused offered subject to any qualification or withdrawn

                    10.14.1.2 the preparation and service of a notice under the Conveyancing and Law of Property Act 1881 section 14 or incurred in taking or contemplating proceedings under that Act even if forfeiture is avoided otherwise than by a court order

                    10.14.1.3 legal costs arising out of any legal proceedings by the Landlord for the recovery of Rent or other sums due from the Tenant
10.14.1.4 e nforcing or requiring the Tenant to remedy a breach of the provisions of this Lease

                    10.14.1.5 any reasonable steps taken in the preparation and service of a Schedule of Dilapidations during and after the expiry of the Term and in this respect the Landlord and the Tenant agree that they shall endeavour to appoint mutually a suitably qualified person to prepare and serve such Schedule of Dilapidations (whose determinations they mutually agree to be bound by) the costs thereof being borne equally between the Landlord and the Tenant. Save however in the event that the Landlord and Tenant are unable to agree to mutually appoint a suitably qualified person then such Schedule of Dilapidations as may be prepared and served by the Landlord and/or the Tenant shall be at the cost of the party so preparing and serving such Schedule

          10.14.2 where the Landlord could recover the cost of professional advice or services under the preceding clause if they were undertaken by a third party but these services or that advice are provided by the Landlord or by a company within the Landlord's Group to pay to the Landlord (or that company) a reasonable sum (plus VAT if payable) for such advice and services but not more than the amount payable by the Tenant if that advice or service had been provided by a third party

     10.15  Sale of reversion

          to permit at reasonable times upon reasonable notice agents or prospective buyers of any interest superior to the Lease to view the Property provided they are authorised by the Landlord or its agent and to permit the Landlord or any superior landlord to fix on the Property a notice or board indicating that an interest superior to this Lease is available for sale

     10.16  Re-letting

          where the Tenant or the occupier of the Property will have no right to renew this Lease under the 1996 Order or has lost that right to permit the Landlord or its agent at any time during the last twelve months of the Term to fix on the Property a notice or board indicating that the Property will be available for letting and during that period to permit persons with the authority of the landlord or its agent to view the Property

     10.17  Criminal Damage

          10.17.1 in the event of this Lease being determined under clause 12.5 of the Lease by either party forthwith to assign or otherwise transfer to the Landlord the benefit of any claim the Tenant may have in respect of the Property under the Criminal Damage (Compensation) (Northern Ireland) Order 1977 or otherwise

          10.17.2 to maintain in relation to the Property and the Building such standards of vigilance and to take all such precautions as may from time to time be reasonably necessary or recommended by the Royal Ulster Constabulary or the Compensation Agency (or any agency or public department which in future may exercise their functions) for the protection and security of the Property against damage by fire, explosion or malicious damage and to comply with all reasonable requests, directions or prohibitions of the Landlord for the protection and security of the Property and the Building and to compensate the Landlord for any loss caused by a breach of this covenant (including any diminution of moneys received by the Landlord under any insurance policy or the Criminal Damage (Compensation) (Northern Ireland) Order 1977.)

     10.18  Yield up

          at the expiry of the Term:

          10.18.1 to yield up the Property with vacant possession decorated and repaired in accordance with and in the condition required by the provisions of this Lease

          10.18.2  to give up all keys of the Property to the Landlord

          10.18.3 to remove the Tenant's fixtures and fittings (if requested by the Landlord) and all signs erected by the Tenant on or near the Property and to make good immediately any damage caused by the removal

11.  LANDLORD'S COVENANTS
     --------------------

     The Landlord COVENANTS with the Tenant:

     11.1  Quiet enjoyment

          to permit the Tenant to hold the Property peaceably and without any interruption by the Landlord or any person claiming under or in trust for the Landlord

     11.2  Exercising rights

          in exercising the rights involving entry to the Property to cause (and to ensure that those exercising the rights on its behalf cause) as little damage as is reasonably practicable to the Property

12.  INSURANCE
     ---------

     12.1  Landlord's covenants

          The Landlord COVENANTS with the Tenant:

          12.1.1 to insure the Property in the full cost of reinstatement (excluding any glass insured under clause 12.2.15) against damage caused by fire lightning accidental explosion aircraft (or other aerial device) or articles falling from them earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus impact by mechanically propelled vehicles and any other risks relating to the Property that the Landlord acting reasonably may decide to cover PROVIDING ALWAYS THAT:

               12.1.1.1 the obligation to insure against any particular is risk is subject to insurance for that risk being ordinarily available from a reputable insurer for the Property and

               12.1.1.2 this insurance will be subject to any exclusions conditions and excesses that the insurer requires

          12.1.2 to effect this insurance with a reputable insurance company or with reputable underwriters and through any agency that the Landlord may from time to time decide

          12.1.3 that this insurance will be for the full cost of reinstatement including (for example):

               12.1.3.1 temporarily making the Property safe and protecting any adjoining structures

               12.1.3.2  debris removal demolition and site clearance

               12.1.3.3 obtaining planning and all other statutory and other consents

               12.1.3.4 architects' surveyors and other fees incurred by the Landlord in relation to the reinstatement

               12.1.3.5 complying with the requirements of any statute or of any local public regulatory or other authority

               12.1.3.6 any VAT that may be payable on or in respect of any of these costs and fees

          12.1.4 to produce to the Tenant on demand reasonable evidence of the terms of the policy and of payment of the last premium

          12.1.5 to notify the Tenant of any change in the risks covered by the policy

          12.1.6 to procure that the interest of the Tenant is noted or endorsed on the policy whenever this is permitted under the policy

     12.2  Tenant's covenants

          The Tenant COVENANTS with the Landlord:

          12.2.1 to pay as rent to the Landlord within fourteen days of a demand and (if so demanded) in advance of the date of renewal sums equal to:

               12.2.1.1 the premiums paid or to be paid by the Landlord for insuring the Property in accordance with its obligations in this Lease including any increased premiums required as a result of the Tenant's use of the Property or anything brought onto the Property

               12.2.1.2 the premiums paid or to be paid by the Landlord for insuring for three years' loss of rent under this Lease

               12.2.1.3 the premiums paid or to be paid by the Landlord for any third party liability (including public and property owner's and employer's liability) in respect of the Property against which the Landlord may at any time insure

               12.2.1.4 any part of the premiums referred to above which the Landlord is entitled to retain by way of commission

          12.2.2 where in the case of any of the items referred to in the preceding clauses the Landlord's policy includes the Property and other premises to pay as rent to the Landlord on demand and (if so demanded) in advance of the date of renewal the proportion of the premiums properly attributable to the Property to be determined (in the absence of agreement) by the Landlord's surveyor

          12.2.3 to pay the sums referred to in clauses 12.2.1 and 12.2.2 for the period beginning on the Insurance Commencement Date and ending on the day immediately before the new renewal date on the grant of this Lease or if later on the Insurance Commencement Date or when demanded

          12.2.4 to give notice to the Landlord of any matters (whether existing or that arise during the Term) that a prudent insurer might treat as material in deciding whether or on what terms to insure or to continue to insure the Property

          12.2.5 to comply with all the requirements and recommendations of the insurer and the fire officer

          12.2.6 not to do or omit anything that could cause the insurance effected under clause 12.1 to become void or voidable wholly or in part

          12.2.7 not to do or omit anything that could cause any additional or increased premiums to become payable unless the Tenant has previously obtained the approvals of the Landlord and the insurer (the Landlord's approval not to be unreasonable withheld)

          12.2.8 not to have on the Property anything which is explosive or especially combustible

          12.2.9 to keep the Property supplied with the equipment for the detection and fighting of fire and with the fire alarm equipment that is reasonably required by the Landlord or that the insurer or fire officer requires and to maintain this equipment in working order and to the satisfaction of the insurer or fire officer and to the reasonable satisfaction of the Landlord and at least once every six months to have this equipment inspected by a competent person

          12.2.10 not to obstruct the access to any fire equipment or the means of escape from the Property or to lock any fire door while the Property is occupied

          12.2.11 to give notice to the Landlord immediately any event happens against which the Landlord may have insured under this Lease

          12.2.12 if the Tenant is entitled to the benefit of any insurance in relation to the Property to apply all money in making good the loss for which it is received

          12.2.13 to do nothing to prejudice any claim made by the Landlord or to prevent or impede any reinstatement being carried out by the Landlord under clause 12.4.1.4

          12.2.14 to pay to the Landlord on demand the amount of any excesses which may be deducted or deductible by the insurers on any claim made by the Landlord under clause 12.4.1.1

          12.2.15 to insure the glass of the Property with a reputable insurance company or with reputable underwriters against breakage or damage for its full reinstatement cost and when required to produce to the Landlord particulars of this insurance and evidence of the payment of the premium and to reinstate any glass that is broken or damaged with new glass of no less quality or thickness

          12.2.16 to effect and maintain with a solvent and reputable insurance company adequate insurance cover against all usual third party, occupier's and employer's liability risks and to indemnify the Landlord against all claims demands and liabilities of this type which may arise during the Term

     12.3  Suspension of Rent

          12.3.1 "Insured Damage" means that the Property is destroyed or damaged by any risk against which the Landlord has covenanted in this Lease to insure or by any additional risk against which the Landlord has insured and payment of the insurance money is not refused wholly or in part as the result of an act or omission of the Tenant or any person deriving title under the Tenant

          12.3.2 "Criminal Damage" means that the Property is destroyed or damaged in such a manner as to give rise to a claim under the Criminal Damage (Compensation) (NI) Order 1977 ("the Order") and payment of the compensation is not refused wholly or in part as the result of an act or omission of the Tenant or any person deriving title under the Tenant.

          12.3.3 Whenever Insured Damage and/or Criminal Damage occurs and the Property or any part of it is unfit for use the Rent (or a fair proportion of it according to the nature and extent of the damage) will not be payable until the Property is (or the affected parts are) again fit for use or until three years from the damage whichever is the shorter and the proportion and the period will be determined (in the absence of agreement) by the Landlord's surveyor

          12.3.4 When the preceding clause applies for part of a quarter and the Rent for that quarter has already been paid in advance the Landlord must refund to the Tenant the proportion of the Rent (apportioned on a daily basis) attributable to the period during which the preceding clause applied.

     12.4  Reinstatement

          12.4.1 Whenever Insured Damage and/or Criminal Damage occurs the Landlord COVENANTS with the Tenant:

               12.4.1.1 immediately to notify the insurer and/or the Compensation Agency (as the case may be) of the damage and to claim all sums due under the insurance policy and/or under the Order

               12.4.1.2 to use all reasonable endeavours to procure the payment by the insurer and/or the Compensation Agency of all sums properly due under the policy at the time and in the manner required by the policy and/or under the Order

               12.4.1.3 to apply for and use all reasonable endeavours to obtain all planning permissions building regulation consents and other consents and licenses that are required to enable the Landlord to reinstate ("the Permissions")

               12.4.1.4 to apply all insurance money and Criminal Damage Compensation received (except sums for loss of rent) in reinstating the Property as soon as the Permissions have been obtained or immediately where no Permissions are required.

          12.4.2 The Landlord need not reinstate while prevented by any of the following:

               12.4.2.1 failure by the Landlord to obtain the Permissions despite using all reasonable endeavours

               12.4.2.2 the grant of any of the Permissions subject to a lawful condition with which it would be unreasonable to expect the Landlord to comply or the planning or highway authority's insistence that as a pre-condition to obtaining any of the Permissions the Landlord must enter into an agreement with the planning or highway authority that would contain a term with which it would be unreasonable to expect the Landlord to comply

               12.4.2.3 some defect in the site upon which the reinstatement is to take place so that it could not be undertaken or undertaken only at excessive cost

               12.4.2.4 war act of God government action strike lock-ou or any other similar circumstances beyond the control of the Landlord

          12.5  Termination

               Whenever Insurance Damage and/or Criminal Damage occurs and the Property or any part of it is still unfit for use three years after the date upon which it first became unfit either party may for so long as the Property or part remains unfit at any time within six months of the expiry of that three-year period serve on the other a notice referring to this clause whereupon this Lease will immediately come to an end

13.  FORFEITURE
     ----------

     13.1  A "Forfeiting Event" is any of the following:

          13.1.1 any Rent or sum regarded as rent for the purposes of this Lease is outstanding for twenty-one days after becoming due whether formally demanded or not

          13.1.2  a breach by the Tenant of any of the provisions of this Lease

          13.13  the Tenant is Insolvent

     13.2 "Insolvent" for the purposes of this Lease means that the Tenant (being an individual) becomes bankrupt or (being a company) enters into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or has a receiver appointed of its undertaking or (in either case) enters into an arrangement or composition for the benefit of its creditors or suffers any distress or execution to be levied on its goods

     13.3 Whenever a Forfeiting Event exists the Landlord may enter the Property (or any part of it) at any time even if a previous right of re-entry has been waived and then the Term will end but without affecting any rights that either party may have against the other including (for example) the breach under which the re-entry is made

14.  MISCELLANEOUS
     -------------

     14.1  Representations

     The Tenant acknowledges that it has not entered into this Lease in reliance on any representation made by or on behalf of the Landlord

     14.2  Exclusion of use warranty

     Nothing in this Lease or in any consent granted by the Landlord implies that the Property may be used for any particular purpose

     14.3  Disputes with adjoining owners

     If any dispute arises between the Tenant and the occupiers of Adjoining Premises about any right in connection with the use of the Property and of any Adjoining Premises or about any boundary structures separating the Property from the Adjoining Premises it will be determined by the Landlord's surveyor

     14.4  Covenants relating to Adjoining Premises

     Nothing contained in or implied by this Lease will give the Tenant the benefit of or the right to enforce (or to prevent the release or modification of) any covenant or condition entered into by any tenant of any Adjoining Premises

     14.5  Effect of waiver

     Each of the Tenant's covenants will remain in force even if the Landlord has waived or temporarily released that covenant or waived or released a similar covenant in a lease of Adjoining Premises

     14.6  Rights and easements

          14.6.1 The only rights granted to Tenant are those expressly set out in this Lease

          14.6.2 The Tenant will not during the Term acquire or become entitled to any easement over any Adjoining Premises

          14.6.3 Any easement exercised over any Adjoining Premises will be regarded as being exercised by virtue of a determinable license from the Landlord

     14.7  Extension of Term

     If after the expiry of the Term there is a period of holding over extension or continuance (whether by agreement or operation of law):

          14.7.1 the provisions of this Lease (including for example clause 18) will apply to that period and the expression "Term" will be construed accordingly and

          14.7.2 all obligations of a periodical nature will apply at the same intervals as those specified in this Lease

     14.8  Perpetuity period

     The perpetuity period applicable to this Lease is eighty years beginning on the date of this Lease and whenever in this Lease either party is granted a future interest it must vest within that period and if it has not will be void for remoteness

     14.9  Compensation

     Any statutory right of the Tenant or claim compensation from the Landlord on vacating the Property is excluded from this letting to the extent that the law allows

     14.10  Tenant's possessions

     If after the Tenant has vacated the Property on the expiry of the Term any of the Tenant's possessions remain on the Property and the Tenant fails to remove them within seven days after being requested in writing by the Landlord to do so or if the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt:

          14.10.1 the Landlord may as the agent of the Tenant sell the possessions and the Tenant indemnifies the Landlord against any liability incurred by it to any third party whose possessions have been sold by the Landlord in the mistaken belief (which will be presumed unless the contrary is proved) that the possessions belonged to the Tenant

          14.10.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord may keep the proceeds of sale unless the Tenant claims them within ninety days of vacating the Property

          14.10.3 the Tenant will be responsible for and will indemnity the Landlord against any damage caused to the Property by the possessions and any Losses suffered by the Landlord as a result of the presence of the possessions on the Property after the Tenant has vacated the Property on the expiry of the Term

     14.11  Landlord's surveyor

     Whenever this Lease provides for questions to be referred to or issues to be determined by the Landlord's surveyor:

          14.11.1 the term "in the absence of agreement" means in the absence of agreement between the Landlord and the Tenant and does not require the agreement of the Guarantor to have been sought

          14.11.2 in making his determination he will be acting as an expert and not as an arbitrator and the determination will be final and conclusive

          14.11.3 his fees and disbursements for making the determination will be paid as he directs as being fair and reasonable in the light of his determination having regard to the nature of the question or issue referred to him and the views of the part expressed to him prior to his determination

          14.11.4 he must be an Associate or Fellow of either the Royal Institution of Chartered Surveyors or the Incorporated Society of Valuers and Auctioneers

          14.11.5 he must not be an employee of the Landlord or of a company within the Landlord's Group

15.  NOTICES
     -------

     15.1 A notice under this Lease must be in writing and unless the receiving party or its authorised agent acknowledges receipt is valid if (and only if) it:

          15.1.1 is given by hand sent by registered post or recorded delivery or sent by fax provided a confirmatory copy is on the same day given by hand or sent by registered post or recorded delivery and

          15.1.2  is served:

               15.1.2.1 where the receiving party is a company incorporate within the United Kingdom at its registered office or

               15.1.2.2 where the receiving party is the Tenant and the Tenant is not such a company at the Property or

               15.1.2.3 where the receiving party is the Landlord or the Guarantor and that party is not such a company at that party's address shown in this Lease or at any address specified in a notice given by that party to the other parties

     15.2 Unless it is returned through the Post Office undelivered a notice sent by registered post or recorded delivery is to be treated as served on the third working day after posting whenever and whether or not it is received

     15.3 A notice sent by fax is to be treated as served on the day upon which it is sent or the next working day where the fax is sent after 4 pm or on a day that is not a work day whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the Post office undelivered

     15.4 The term "working day" means a day when the UK clearing banks are open for business in the City of London

     15.5 If the receiving party consists of more than one person a notice to one of them is notice to all

     15.6  In this clause "party" includes the Guarantor

16.  INTERPRETATION
     --------------

     In this Lease:

     16.1 "Adjoining Premises" means any nearby property in which the Landlord (or where the Landlord is a company any company that is a member of the Landlord's Group) has or acquires during the Term a freehold or leasehold interest

     16.2 "Conducting Media" includes all drains channels sewers flues conduits ducts pipes wires cables watercourses gutters culverts soakaways and other similar transmission media and installations and all fixings louvres cowls covers and other ancillary apparatus and references to Conducting Media being "in" or "on" include Conducting Media in on under or through

     16.3 "Landlord" includes the person from time to time entitled to possession of the Property when this Lease comes to an end

     16.4 "Landlord's Group" means a group of companies of which the Landlord is a member within the meaning of the 1996 Order Article 31

     16.5 "this Lease" includes (except where the contrary is indicated) any document supplemental or collateral to this document or entered into in accordance with this document

     16.6 "Losses" includes all liabilities incurred by the Landlord all damage and loss suffered by it and all damages awarded against it all claims demands actions and proceedings made or brought against it and all costs disbursements and expenses incurred by it

     16.7 "1996 Order" means the Business Tenancies (Northern Ireland) Order 1996 to which clause 16.15.1 applies)

     16.8 "Other Buildings" means by building or other structure now erected on the Adjoining Premises or erected on the Adjoining Premises during the Term

     16.9  "Plan" means the plan or plans annexed to this Lease

     16.10 "Planning Acts" means the Planning (Northern Ireland) Order 1991 and clause 16.15.1 applies

     16.11 "Plant" means all apparatus machinery and equipment installed by the Landlord in the Property including (for example) lifts lift shafts standby generators boilers items relating to mechanical ventilation heating and cooling and closed circuit television systems

     16.12 "Rent" means the Initial Rent or the rent agreed or determined under clause 4

     16.13 "Tenant" includes the person from time to time in whom the tenant's interest under this Lease is vested

     16.14 "VAT" means value added tax and any tax of a similar nature substituted for it or in addition to it

     16.15  references

          16.15.1 to a particular statute or part of it ("statutory reference") include (except where the contrary is indicated) any relevant derivative legislation and refer to that statutory reference as it may have been extended modified amended or re-enacted by the date upon which its construction is relevant for the purposes of this Lease and not as originally enacted or as at the date of this Lease

          16.15.2 generally to "statute" or "statutes" include derivative legislation any Order in Council or statutory instrument and any regulation or other legislation of the European Community that is directly applicable in the United Kingdom and include existing statutes and those that come into effect during the Term

          16.15.3 to "parties" or "party" mean the Landlord and the Tenant or either of them but in the absence of a specific provision to the contrary do not include the Guarantor

          16.15.4 to the expiry of the Term or to the last year of the Term are (subject to clause 14.7) to the end of the Term and the last year of the Term however the Term comes to an end whether by effluxion of time or in any other way including(for example) determination by forfeiture

          16.15.5 to the base lending rate are to the base lending rate or Ulster Bank Limited or if that rate has been abolished to the equivalent rate that has replaced it or if none to the rate of interest most comparable with the base lending rate determined in the absence of agreement between the parties by the Landlord's surveyor

     16.16 any consent of the Landlord must be in writing and signed by or on its behalf if it is to be effective under this Lease

     16.17 where the consent of the Landlord is required it may be given subject to any necessary further consent being obtained from a superior landlord and nothing in this Lease implies that this further consent may not be unreasonably withheld

     16.18 whenever the Landlord or the Tenant or any Guarantor consists of more than one person any obligation of or to that party is of or to those persons separately all together or in any combination

     16.19  words importing one gender include all genders

     16.20 any covenant by the Tenant not to do any act or thing includes an obligation not to allow that act or thing to be done

     16.21 the headings are for locating references in the text and are not to be taken into account in interpretation

17.  TENANT'S RIGHT TO BREAK
     -----------------------

     If at any time before 8 January 2009 the Tenant serves a notice to terminate this Lease on 7 July 2009 and if the Tenant pays the Rent and all other sums due under this Lease up to 7 July 2009 this Lease will come to an end at 12 noon on 7 July 2009 (Rent and all other payments of a periodical nature being payable for all that day) but the termination will not affect any claim that the Landlord may have for breaches by the Tenant of the provisions of this Lease

18.  GUARANTOR
     ---------

     18.1  Guarantor's covenants

          The Guarantor COVENANTS with the Landlord named in this Lease and (without the need for any express assignment) with all of its successors in title:

          18.1.1 if the Tenant does not pay the Rent or any other sum due under this Lease to pay to the Landlord on demand the Rent or other sum and the expression "other sum" includes (for example) any sum that the Tenant is ordered to pay in any proceedings arising out of this Lease (except proceedings under the 1996 Order to renew this lease) or agrees to pay by way of settlement of those proceedings

          18.1.2 if the Tenant is in breach of any provision of this Lease to remedy that breach on demand and to indemnify and keep indemnified the Landlord against all Losses suffered by the Landlord as a result (directly or indirectly) of that breach

          18.1.3  in addition to the obligations set out in clauses 18.1.1 and
18.1.2 and if this Lease is disclaimed by the Tenant's trustee in bankruptcy or liquidator:

               18.1.3.1 to pay to the Landlord on demand an amount equal to the Rent and other sums of a recurring nature that would have been payable under this Lease for the period beginning on the date of disclaimer and ending on the earliest of:

                    18.1.3.1.1  the date upon which the Property is relet

                    18.1.3.1.2  the expiry of the Term

                    18.1.3.1.3 the expiry of the period of one year beginning on the date of the disclaimer

               18.1.3.2 if requested by the Landlord within ninety days of disclaimer to take from the Landlord a lease of the Property from the date of disclaimer for the residue of the Term at the Rent payable at the time of disclaimer (or where a rent review is pending at the time of disclaimer at the Rent that is subsequently agreed or determined under clause 4 to have been payable at the time of disclaimer) and upon the same terms as those contained in this Lease with all provisions of a periodical nature (including for example those relation to review of the Rent) expressed to apply on the actual dates that would have applied if this Lease had not been disclaimed

               18.1.3.3 to pay the costs of the Landlord incurred in relation to the disclaimer and where appropriate the grant of the lease to the Guarantor

     18.2  When covenants apply

          The obligations of the Guarantor set out in clause 18.1 will continue to apply even if:

          18.2.1 the Landlord grants any time or indulgence to the Tenant or fails to enforce payment of the Rent or other sum or the performance of the terms of this Lease

          18.2.2 the Landlord refuses to accept the Rent tendered when the Landlord was entitled (or would after the service of a notice under the Conveyancing and Law of Property Act 1881 section 14 be entitled) to re-enter the Property

          18.2.3 the terms of this Lease are varied except that where a variation increases an obligation of the Tenant (other than the obligation to pay a revised Rent referred to in clause 18.2.4) or imposes a new obligation on the Tenant the Guarantor will not be liable in respect of that variation but will be liable on the terms of this Lease without that variation

          18.2.4 a revised Rent has been agreed or determined under clause 4 including any stepped rent phased rent or other rental formula that may be agreed

          18.2.5 the Tenant surrenders part of the Property and where this happens the liability of the Guarantor under this Lease continues for the part of the Property not surrendered after making any necessary apportionments

          18.2.6  the Guarantor would have been released by any other event

     18.3  Tenant's covenants

          The Tenant COVENANTS with the Landlord:

          18.3.1 to give notice to the Landlord within fourteen days if the Guarantor (or if more than one person is included in this term any of them) or any person who has entered into covenants with the Landlord under clause 9.5 or 18.3.2 becomes Insolvent (as defined in clause 13.2) or dies

          18.3.2 if required by the Landlord following the service of a notice under the preceding clause to procure that within fourteen days of the request some other person reasonably acceptable to the Landlord enters into covenants with the Landlord in the form of clauses 18.1 to 18.3 inclusive or in such other form as the Landlord reasonably requires

     WE CERTIFY that there is no Agreement for Lease to which this Lease gives effect

     IN WITNESS whereof this Lease has been executed by the parties hereto the day and year first herein written.

     SEALED with the Common Seal of
     MERIT INVESTMENTS & PROPERTIES LIMITED
     in the presence of:

     /s/ TILLIE CONWAY
            Tilly Conway, Director

     /s/ TREVOR SIMPSON
            Trevor Simpson, Director



     SEALED with the Common Seal of
     APION LIMITED
     in the presence of:

     /s/ DAVID MEGAN
            David Megan, Director

     /s/ LAURENCE QUINN
            Laurence Quinn, Director

     WE, the Northern Bank Limited having its registered office at Donegall Square West, Belfast, BT1 6JS CONSENT to the creation of the within-written Lease.

                       Dated the 29th day of September 1999



                       SIGNED: /s/ JILLIAN W. GILLESPIE
                               ------------------------

     For and on behalf of the Northern Bank Limited by an authorised signatory

                         [DIAGRAM OF LEASED PROPERTY]